UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2012

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542
(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, the Board of Trustees of CB Richard Ellis Realty Trust (the “Company”) authorized the special committee of the Board of Trustees to commence a process to achieve internal management. In connection with the Company’s transition to self-management, the Company has entered into the agreements described below.

Transition to Self-Management Agreement

On April 27, 2012, the Company entered into that certain transition to self-management agreement (the “Transition to Self-Management Agreement”) with CBRE Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), CBRE Global Investors, LLC (“CBRE Global Investors”) and CBRE Advisors LLC, the Company’s investment advisor (the “Investment Advisor”), pursuant to which the Company will use its commercially reasonable efforts to become self-managed as soon as practicable but in no event later than the earlier of (i) the termination of the Fourth Amended Advisory Agreement (as defined below) or (ii) February 28, 2013. The Transition to Self-Management Agreement sets forth certain tasks to be performed by each of the parties to the agreement in order to facilitate the Company’s self-management. As part of this agreement, CBRE Global Investors and the Investment Advisor will facilitate and support the Company’s efforts to hire 14 identified current employees of the Investment Advisor and/or its affiliates who are currently dedicated to the Company’s operations by June 30, 2012. In connection with the aforementioned current employees, the Company has agreed to assume any severance obligations to those employees who are not offered a reasonably comparable position with the Company prior to the termination of the Fourth Amended Advisory Agreement. The Company has agreed not to solicit or hire, directly or indirectly, any current or future employees or consultants of CBRE Global Investors and the Investment Advisor or any of their affiliates for employment or in any consulting or similar capacity for 18 months after the date of the Transition to Self-Management Agreement, subject to certain qualifications and exceptions. Further, the Investment Advisor will, on or after the termination date of the Fourth Amended Advisory Agreement but in no event later than February 28, 2013, at the Company’s request, deliver to the Operating Partnership a bill of sale and assignment to transfer to the Company certain assets enumerated in the Transition to Self-Management Agreement. Additionally, the Company has agreed to engage CBRE Global Investors or one of its affiliates to provide transactional financial advisory services for a five year period commencing upon the termination of the Fourth Amended Advisory Agreement, in connection with any (i) merger, consolidation or other business combination; or (ii) the sale, transfer, exchange or other disposition of 10% or more of the business, assets or voting securities of the Company (excluding the sale of any securities pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended). The transactional financial advisory fee payable by the Company to CBRE Global Investors or its affiliate upon the closing of a transaction will be equal to one-quarter of one percent (0.25%) of the consideration in the transaction, as defined in the Transition to Self-Management Agreement, plus the reimbursement of reasonable expenses. The Company has also agreed that in connection with any proposal to amend the indemnification provisions of the Company’s declaration of trust to expand the indemnification available to the Company’s Board of Trustees that is recommended by the Company’s Board of Trustees to its shareholders for their approval, that the Company will also include a similar expansion in the indemnity available to CBRE Global Investors, the Investment Advisor and their affiliates and certain of their personnel.

Upon the termination of the Fourth Amended Advisory Agreement, the Company will enter into a transitional services agreement (the “Transitional Services Agreement”) with the Operating Partnership and the Investment Advisor pursuant to which the Investment Advisor will provide certain consulting related services to the Company at the direction of the Company’s officers and other personnel for a term ending April 30, 2013. For consulting services provided to the Company in connection with the management of its assets or the acquisition of assets, the Investment Advisor will be paid management and acquisition fees on the same terms as provided for in the Fourth Amended Advisory Agreement. The Company may also pay the Investment Advisor (or its affiliates) property management, leasing, construction and real estate commission fees to the extent the Company retains the Investment Advisor to provide these types of services, and the payment of fees for these services will be on the same terms provided for in the Fourth Amended Advisory Agreement. The Company will reimburse the Investment Advisor for certain expenses paid or incurred in connection with services provided under the Transitional Services Agreement. In addition, the Investment Advisor will only be entitled to reimbursement for third party expenses incurred in connection with services provided pursuant to the Transitional Services Agreement that the Company has approved in writing. The Company’s sole obligation to reimburse the Investment Advisor for expenses incurred related to personnel costs shall be to make an aggregate payment equal to $2.5 million on the effective date of the agreement. Prior to the termination of the Transitional Services Agreement, the parties will agree to negotiate in good faith regarding any additional services the Company may wish to continue to receive from the Investment Advisor at that time.

The foregoing description of the Transition to Self-Management Agreement is qualified in its entirety by reference to the text of the Transition to Self-Management Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Fourth Amended and Restated Advisory Agreement

On April 27, 2012, the Company entered into that certain fourth amended and restated advisory agreement (the “Fourth Amended Advisory Agreement”) with the Operating Partnership and the Investment Advisor, effective May 1, 2012. The Fourth Amended Advisory Agreement generally contains the same terms and conditions as the Third Amended and Restated Advisory Agreement dated December 21, 2010, except for the following material changes: (i) the term of the agreement was modified to expire on the earlier of (a) June 30, 2012 or (b) such date that the Company has become self-managed through the hiring of a majority of 14 identified current employees of the Investment Advisor and/or its affiliates, subject to up to four successive two-month renewals; provided, however, that no renewal shall be permitted if the Company has become self-managed; (ii) to the extent the Company assumes costs prior to the termination of the Fourth Amended Advisory Agreement in connection with the Company’s transition to self-management of the type which were previously borne by the Investment Advisor pursuant to the third amended and restated advisory agreement, then the fees paid to the Investment Advisor will be correspondingly reduced on a monthly basis, subject to certain adjustments; and (iii) the indemnification provisions were modified to specify that the Company will indemnify the Investment Advisor and its affiliates under any predecessor advisory agreement, future services agreement or arising from the performance of duties as an officer or trustee of the Company or another entity for which they served at the request of the Company.

The foregoing description of the Fourth Amended Advisory Agreement is qualified in its entirety by reference to the text of the Fourth Amended Advisory Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Third Amended and Restated Agreement of Limited Partnership

On April 27, 2012, the Company entered into that certain third amended and restated agreement of limited partnership (the “Third Amended Partnership Agreement”) with each of the limited partners of the Operating Partnership, effective May 1, 2012. The Third Amended Partnership Agreement generally contains the same terms and conditions as the second amended and restated agreement of limited partnership dated January 30, 2009, except with respect to the redemption of the class B limited partnership interest. Under the Third Amended Partnership Agreement, the class B limited partnership interest may be redeemed upon the earliest to occur of (i) the exercise by the holder of the class B limited partnership interest of its right to require the Operating Partnership to redeem its interest, which such right continues for five years from the date of the agreement, (ii) the fifth anniversary of the date of the agreement, (iii) certain other liquidity events, (iv) a merger or sale transaction (a “Merger or Sale”), or (v) the Company’s common shares becoming listed or admitted to trading on a national securities exchange or designated for quotation on the NASDAQ Global Select Market or the NASDAQ Global Market (a “Listing”). The Operating Partnership may reject a redemption and institute a blackout period with respect to redemptions upon the determination by the Company’s Board of Trustees that an appraisal process would not be in the best interest of the Operating Partnership at the time of the proposed redemption. A blackout period may only be imposed as the result of a potential Merger or Sale or potential Listing. The consideration received for the redemption of the class B limited partnership interest will depend upon the event triggering the redemption. In the event of a redemption in connection with (a) a Listing, the consideration will be determined based on the market value of the Company’s shares for a 30 day period beginning 150 days after the Listing, or (b) a Merger or Sale, the consideration will be determined based on the Company’s aggregate share value in the transaction. In the event of a redemption as a result of (a) the exercise by the holder of the class B limited partnership interest of its redemption right, (b) the fifth anniversary of the date of the agreement or (c) certain other liquidity events, the consideration will be determined based on an appraisal process.

The foregoing description of the Third Amended Partnership Agreement is qualified in its entirety by reference to the text of the Third Amended Partnership Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

ITEM 5.03 AMENDMENTS	TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On April 25, 2012, the Company’s Board of Trustees authorized an amendment and restatement of the Company’s bylaws (the “Second Amended and Restated Bylaws”), effective as of the date of the Company’s 2012 annual meeting of shareholders, to require that the chairman of the board be an independent member of the Board of Trustees.

The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL	STATEMENTS AND EXHIBITS.

(d)	Exhibits.

3.1	Second Amended and Restated Bylaws of CB Richard Ellis Realty Trust.

10.1	Transition to Self-Management Agreement, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P., CBRE Global Investors, LLC and CBRE Advisors LLC, dated April 27, 2012.

10.2	Fourth Amended and Restated Advisory Agreement, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P., and CBRE Advisors LLC, dated April 27, 2012.

10.3	Third Amended and Restated Agreement of Limited Partnership, by and among CB Richard Ellis Realty Trust and the limited partners named therein, dated April 27, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

April 30, 2012	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	Chief Executive Officer